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                                                                      EXHIBIT 15


September 28, 2001


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated July 26, 2001 and April 24, 2001 on our reviews of interim financial information of Parker Drilling Company (the "Company") as of and for the periods ended June 30, 2001 and March 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated September 28, 2001.

Very truly yours,



/s/ PricewaterhouseCoopers LLP